EXHIBIT 31.1

SECTION 302 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Lewis L. Bird III, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the fiscal year ended January 25, 2020 of At Home Group Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 19, 2020

/s/ LEWIS L. BIRD III
Lewis L. Bird III

Chairman of the Board and Chief Executive Officer

(Principal Executive Officer)